Exhibit 99.2

Solaicx

Financial Statements

as of April 3, 2010 and January 2, 2010

and for the fiscal quarters ended

April 3, 2010 and April 4, 2009

(Unaudited)

SOLAICX

Unaudited Condensed Balance sheets

(Amounts in 000’s, except share information)

	April 3, 2010	January 2, 2010

Assets

Cash and cash equivalents	$513	$715
Accounts receivable, net	1,849	250
Inventory, net	1,672	1,949
Prepaid expenses and other current assets	1,731	1,482

Total current assets	5,765	4,396

Property and equipment, net	25,124	24,985
Other assets	587	586

Total assets	$31,476	$29,967

Liabilities

Accounts payable	$4,716	$3,982
Convertible notes payable, net of discounts	34,302	29,509
Accrued interest on convertible notes payable	3,758	2,612
Current portion of capital lease obligations	705	383
Deferred gain on capital leases	971	1,002
Accrued liabilities and other	3,195	2,960
Preferred stock warrants	8,602	4,769

Total current liabilities	56,249	45,217

Note payable and accrued interest	215	212
Obligation under operating leases	461	454
Capital lease obligations, less current portion	2,021	2,363

Total liabilities	$58,946	$48,246

Commitments

Shareholders’ deficit
Series 1 convertible preferred stock, no par value; 51,000,000 shares authorized, 36,166,413 shares issued and outstanding at April 3, 2010 and January 2, 2010, liquidation preference of $44,381 at April 3, 2010 and January 2, 2010	21,700	21,700
Preferred stock warrants	3,963	3,957
Common stock, no par value; 90,000,000 shares authorized; 26,040,752 shares issued and outstanding at April 3, 2010 and January 2, 2010	1,887	1,887
Additional paid-in capital	29,768	29,407
Accumulated deficit	(84,788)	(75,230)

Total shareholders’ deficit	(27,470)	(18,279)

Total liabilities and shareholders’ deficit	$31,476	$29,967

See accompanying notes to unaudited condensed financial statements.

SOLAICX

Unaudited Condensed Statements of operations

(Amounts in 000’s)

	For the three month period ended
	April 3, 2010	April 4, 2009

Revenue	$2,262	$2,019
Cost of revenue	4,505	2,993

Gross loss	(2,243)	(974)

Operating expenses:
Engineering, research and development	1,166	2,108
Sales and marketing	161	143
General and administrative	713	592

Total operating expenses	2,040	2,843

Loss from operations	(4,283)	(3,817)

Interest expense	(2,366)	(2,585)
Other income (expense), net	31	(44)
Change in fair value of warrants	(2,940)	776

Net loss	$(9,558)	$(5,670)

See accompanying notes to unaudited condensed financial statements.

SOLAICX

Unaudited Condensed Statements of cash flows

(Amounts in 000’s)

	For the three month period ended
	April 3, 2010	April 4, 2009

Cash flows from operating activities:
Net loss	$(9,558)	$(5,670)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	23	36
Change in inventory reserve	70	(73)
Depreciation and amortization	566	587
Non-cash interest expense related to convertible notes payable	1,231	2,230
Change in fair value of warrants	2,940	(776)
Changes in assets and liabilities:
Accounts receivable	(1,599)	2,117
Inventory	207	(4,640)
Prepaid expenses and other current assets	(249)	(284)
Accrued interest	1,149	277
Accounts payable	695	4,416
Accrued liabilities and other	235	(825)
Other	(21)	(25)

Net cash used by operating activities	(4,311)	(2,630)

Cash flows from investing activities:
Purchase of property and equipment	(665)	(1,237)

Net cash used by investing activities	(665)	(1,237)

Cash flows from financing activities:
Proceeds from convertible notes payable	3,900	1,063
Proceeds from convertible preferred stock warrants	893	437
Payment on capital lease obligations	(19)	(297)
Other

Net cash provided by financing activities	4,774	1,203

	—	—
Net decrease in cash and cash equivalents	(202)	(2,664)

Cash and cash equivalents at beginning of period	715	4,220

Cash and cash equivalents at end of period	$513	$1,556

See accompanying notes to unaudited condensed financial statements.

SOLAICX

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(In 000’s except share and per share data)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Solaicx (the “Company”), in the opinion of management, include all adjustments (consisting of normal, recurring items) necessary to present fairly our financial position and results of operations and cash flows for the periods presented. The Company has presented the condensed financial statements in accordance with the Securities and Exchange Commission’s (“SEC”) requirements of Article 10 of Regulation S-X and consequently, these financial statements do not include all disclosures required by U.S. generally accepted accounting principles (“US GAAP”). These unaudited condensed financial statements should be read in conjunction with the financial statements of Solaicx for the year ended January 2, 2010. Operating results for the three month period ended April 3, 2010 are not necessarily indicative of the results that may be expected in future periods.

In April 2010, all outstanding convertible notes and warrants were converted to equity or settled.

On July 1, 2010, MEMC Electronic Materials, Inc. (“MEMC”) acquired all of the Company’s outstanding equity securities from existing shareholders, resulting in a 100% change in control of Solaicx. As from that date, Solaicx is a wholly owned subsidiary of MEMC. The financial statements of Solaicx as of April 3, 2010 and for the three months period then ended do not reflect any adjustments attributable to MEMC’s purchase in 2010. MEMC has committed to Solaicx to provide any necessary financial support sufficient for Solaicx to support its liquidity needs, or to otherwise satisfy on a timely basis all liabilities and obligations of Solaicx when due, to the extent necessary.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Fiscal year and quarters - The Company’s fiscal year and first fiscal quarter ends on the first Saturday following December 31 and March 31, respectively.

Estimates - In preparing the financial statements, the Company uses estimates and assumptions that may affect reported amounts and disclosures. Estimates are used when accounting for lease classification, depreciation, income taxes, and inventory valuation, among others. To the extent there are material differences between the estimates and actual results, our future results of operations would be affected.

Concentrations of credit risk - The Company’s product revenues are concentrated in an industry which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect the Company’s operating results. The

Company also sells in international markets and sales to customers outside of the United States of America amounted to 97% and 30% for the fiscal quarter ended April 3, 2010 and April 4, 2009, respectively.

Sales to specific customers exceeding 10% of revenue were as follows for the fiscal quarter ended:

	April 3, 2010	April 4, 2009

Customer A	97%	*
Customer B	*	49%
Customer C	*	19%
Customer D	*	12%
Customer E	*	11%

*	Less than 10% of revenue

Accounts receivable from customer A accounted for 100% of total outstanding accounts receivable as of April 3, 2010. Accounts receivable from customer B accounted for 96% of total outstanding accounts receivable balance as of April 4, 2009.

The Company purchases inventory raw materials and supplies used in production from a variety of vendors. Net purchases for the fiscal quarter ended April 3, 2010 include no purchases from one vendor of greater than 10% of total purchases and net purchases for the fiscal quarter ended April 4, 2009 include purchases from two vendors of 24.6% and 22.3%, respectively, of total purchases.

Inventories - Inventories are stated at the lower of actual cost or market using the first-in first-out method. The valuation of inventory is assessed periodically and written down for estimated excess and obsolete inventory based on estimates about future demand.

Long-lived assets - The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. No such impairments have been identified to date.

Fair value of financial instruments - Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt, all of which have carrying values that approximate fair value due principally to the short term nature of such items.

NOTE 3 – SUPPLEMENTAL CASHFLOW INFORMATION

	Fiscal Quarter ended April 3, 2010	Fiscal Quarter ended April 4, 2009

Supplemental cash flow information

Cash paid for interest	$53	$167

Non-cash financing activities

Convertible preferred stock warrants issued with supply agreement	6	—

Beneficial conversion feature associated with convertible notes payable	338	—

NOTE 4 – SIGNIFICANT FINANCIAL STATEMENT COMPONENTS

Inventory - Inventories consisted of the following at:

	April 3, 2010	January 2, 2010

Purchased parts and materials	$1,114	$1,443
Work in process	203	122
Finished goods	355	384

	$1,672	$1,949

At fiscal quarter ended April 3, 2010 and fiscal year ended January 2, 2010 the Company had $2,052 and $1,982 of inventory reserves for lower of cost or market adjustment respectively. Additionally, for fiscal quarter ended April 3, 2010 and April 4, 2010, the Company had recorded expense related to inventory reserve of $62 and $27, respectively, based on the inventory valuation analysis performed.

Prepaid expenses and other current assets - Prepaid expenses and other current assets consisted of the following at:

	April 3, 2010	January 2, 2010

Prepaid expenses	$937	$731
Other receivables	65	50
Grower spares and tools	519	490
Prepaid issuance costs related to equity instruments	210	211

	$1,731	$1,482

Property and equipment - Property and equipment consisted of the following at:

	April 3, 2010	January 2, 2010

Computers and equipment	$15,299	$15,299
Computer software	270	270
Construction-in-process (manufacturing equipment)	6,835	6,130
Leasehold improvements	8,160	8,159

	30,564	29,858

Less: accumulated depreciation	(5,440)	(4,873)

Total property and equipment, net	$25,124	$24,985

Depreciation expense for the fiscal quarter ended April 3, 2010 and April 4, 2009 was $566 and $587, respectively. Included in property and equipment at April 3, 2010 are leased assets aggregating $4,733 and the related accumulated depreciation of $1,091. Included in property and equipment at January 2, 2010 are leased assets aggregating $4,733 and the related accumulated amortization of $965.

Accrued liabilities - Accrued liabilities consisted of the following at:

	April 3, 2010	January 2, 2010

Accrued expenses	$633	$265
Accrued employee costs	366	455
Accrued transaction cost	2,000	2,000
Sales taxes payable	196	240

	$3,195	$2,960

Sales taxes collected from customers and remitted to government authorities are recorded net in cost of revenue.

NOTE 5 – FINANCING ARRANGEMENTS

Convertible notes payable - During the period from October 2008 through January 2, 2010, the

Company issued convertible notes payable to existing shareholders of the Company aggregating $29,509, including $13,674 in 2008 and $15,835 in 2009. During first quarter of 2010 the Company issued an additional $4,793. The convertible notes issued prior to June 16, 2009 bore an initial interest rate of 8% through June 16, 2009, at which time the interest rate was changed to 15%. The convertible notes issued after June 16, 2009 bear an interest rate of 15%. Prior to June 16, 2009, at any time prior to payment in full of the principal amount plus all accrued and unpaid interest of the convertible notes, upon the written consent of the largest note holder, the outstanding principal amount and accrued interest can be converted into shares of the Company’s equity securities issued and sold at the close of the Company’s next equity financing yielding gross proceeds of at least $35,000 in the aggregate (a “Qualified Financing”), including the principal and accrued interest of the convertible notes converted. Subsequent to June 16, 2009, all convertible notes payable, including those issued prior to June 16, 2009, contained the following conversion features: In the event of an equity financing of the Company’s next series of convertible preferred stock with proceeds of at least $10,000, excluding any indebtedness converted into convertible preferred stock (“Series 2 Financing”), the outstanding principal amount and accrued interest will convert, at the election of the majority of the note holders, into either shares of the Company’s equity securities issued in the Series 2 Financing or shares of Series 1 convertible preferred stock (“Series 1”). At any time the convertible notes are outstanding, a majority of the note holders may elect to convert the outstanding principal amount and accrued interest into shares of Series 1. The conversion of the convertible notes into equity securities will be based on a percentage, from between 80% to 100%, of the price paid by other purchasers in Series 2, or $1.22712 if converted into Series 1. The convertible notes are collateralized by substantially all of the assets of the Company. For convertible notes issued prior to April 6, 2009, the notes became callable effective April 6, 2009, at the option of the majority note holder. All notes issued after April 6, 2009 are immediately callable at the option of the majority note holder.

In connection with the issuance of the convertible notes, the Company issued warrants to the note holders to purchase equity securities issued in the next Qualified Financing with a value up to 30% of the principal of the convertible notes at the price per share at which the Qualified Financing is closed. In the event that no Qualified Financing occurs prior to the earlier of (i) four years from the issue date of the warrants, (ii) a change of control, (iii) a liquidation or (iv) an Initial Public Offering, the warrants will be exercisable for shares of Series 1 preferred stock at a price of $1.22712 per share. The warrants expire at the earlier of five years or at the time the Company is acquired or completes a registered public offering of common stock. The Company valued the warrants at the date of issuance using the Black-Scholes option pricing model applying the contractual life of five years, risk-free interest rates varying between 1.72% and 2.60%, an expected dividend yield of 0%, volatility varying between 46.8% and 62.9% and a fair value of Series 1 preferred stock varying between $0.86 and $1.20 per share. This resulted in a debt discount associated with the fair value of the warrants of $893 and $437 for the fiscal quarter ended April 3, 2010 and April 4, 2009, respectively.

On January 4, 2009, the Company adopted a new accounting principle which provides guidance for determining whether an instrument (or embedded feature) is indexed to an entity’s own stock.

(FASB EITF 07-5) As a result, the fair value of the warrants as of January 4, 2009 was reclassified from equity to current liability. The difference between fair value as of issuance dates and the adoption date was $507 and was recognized as the cumulative effect of change in accounting principle with the adjustment reflected in accumulated deficit. Prospectively, the warrant liabilities will be remeasured to fair value through the statement of operations each reporting period.

Certain of the convertible notes issued in 2010 contained a beneficial conversion feature (“BCF”) with intrinsic value of $338 for the fiscal quarter ended April 4, 2010. The BCF was recorded as additional discount with a corresponding increase in additional paid-in capital.

The activities related to the convertible notes for fiscal quarters ended April 3, 2010 and April 4, 2009 were as follows:

	Face Value	Discount for Warrants	Discount for BCF	Net Carrying Value

Balance at January 3, 2009	13,674	(2,344)		11,330
Notes issued	1,500	(437)		1,063
Amortized as interest expense		2,231		2,231

Balance at April 4, 2009	$15,174	($550)	—	$14,624

Balance at January 2, 2010	29,509			29,509
Notes issued	4,793	(893)		3,900
BCF recorded			($338)	(338)
Amortized as interest expense		893	338	1,231

Balance at April 3, 2010	$34,302	—	—	$34,302

Capital lease obligations - In December 2007, the Company entered into a sale-leaseback transaction and sold equipment to an unrelated party for a gain of $1,253. The resulting lease contains a bargain purchase option and was treated as a capital lease. The gain was deferred and is being amortized over the estimated remaining useful life of the equipment of 10 years due to the bargain purchase option contained in the lease. The original agreement requires 12 quarterly payments commencing on January 1, 2008 of $439, including interest at a rate of 18.5%, and a final payment of $900 on December 31, 2010. During 2009, the payment schedule under the lease was amended to allow for four interest-only payments of $50 to be made for the four quarters commencing October 1. 2009 and effective October 1, 2010, the quarterly lease payments will revert to $439 and a final payment of $900 to be made on December 31, 2011. The related assets secure the lease.

The Company has also entered into multiple capital lease agreements to finance the acquisition of property and equipment. The agreements require monthly payments of $8, including interest at rates ranging from 5% to 17%. The related assets secure the leases.

Amortization of assets recorded under capital leases is included with depreciation expense. Future payments required under all capital lease agreements at April 3, 2010, are as follows:

Twelve months period ending March 31,

2011	$1,042
2012	2,242
2013	7

3,291

Less: interest portion	565

2,726

Less: current portion	705

$2,021

Total interest expense on the Company’s capital leases amounted to $53 and $167 for the fiscal quarters ended April 3, 2010 and April 4, 2009, respectively.

Note payable - In September 2008, the Company issued a note payable to the State of Oregon Economic and Community Development Department (the “Community Development Department”) of $200. The note payable bears interest at 5% and the principal and accrued interest is repayable in January 2011. Under certain circumstances, including the Company having completed a specific project in the State of Oregon as well as maintaining at least 100 full-time equivalent jobs at the Company’s Portland facility for eight consecutive calendar quarters during the period from April 1, 2007 through December 31, 2010, the Community Development Department will forgive the Company’s indebtedness under the terms of the note payable. Through April 3, 2010, the Company has not fulfilled all the requirements triggering forgiveness of the note payable, therefore the principle and accrued interest have been recorded in full at April 3, 2010.

NOTE 6 – STOCK WARRANTS AND SUPPLY AGREEMENT

In February 2010, the Company entered into a master supply agreement with a customer for the sale of products to the customer over a period of three years. The agreement does not constitute a commitment to sell or buy any particular quantity of products and binding commitments shall only arise upon the offer and acceptance of purchase orders between the customer and the Company. In connection with the agreement, the Company issued a warrant to the customer to purchase convertible preferred stock aggregating one percent of total sales to the customer under the agreement. The warrant expires five years after its issue date and becomes exercisable based on the amount of sales. In the event the Company completes a Qualified Financing (a transaction or series of transactions which raises at least $10,000 from the sale of Series 2 preferred stock), the warrants will be exercisable for shares of Series 2 preferred stock at the price paid by investors in the Series 2 financing. If no Qualified Financing occurs, the warrants will be exercisable in shares of Series 1 preferred stock at a price of $1.22712 per share. Through April 3, 2010, warrants to purchase 12,675 shares of Series 1 preferred stock vested and the Company valued the warrants using the Black-Scholes option pricing model using the contractual life of five years, a risk-free interest rate of 2.55%, an expected dividend yield of 0%, volatility of 46.8% and a fair value of Series 1 preferred stock of $1.00 per share. The resulting fair value adjustment in the quarter ended April 3, 2010 was not significant.

NOTE 7 – STOCK-BASED COMPENSATION

In September 2003, the Company’s Board of Directors approved the adoption of a stock option plan (the “Option Plan”). As amended, the Option Plan permits the Company to grant up to 10,019,482 shares of the Company’s common stock.

Stock-based compensation expense for all share-based payment awards granted after January 1, 2006, and for previous awards modified, repurchased or cancelled after January 1, 2006, is based on the grant-date calculated value. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four to five years. The Company estimated the forfeiture rate based on its historical experience for annual grant years where the majority of the vesting terms have been satisfied.

The Option Plan provides for the grant of incentive and nonstatutory stock options to employees, nonemployee directors and consultants of the Company. Options granted under the Option Plan generally become exercisable ratably over a four-year period following the date of grant and expire ten years from the date of grant. At the discretion of the Company’s Board of Directors, certain options may be exercisable immediately at the date of grant but are subject to a repurchase right, under which the Company may buy back any unvested shares at their original exercise price in the event of an employee’s termination prior to full vesting. All other options are exercisable only to the extent vested. The exercise price of incentive stock options granted under the Option Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors. The exercise price of nonstatutory options granted under the Option Plan must be at least equal to 85% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

For the fiscal quarters ended April 3, 2010 and April 4, 2009, the Company recorded stock-based compensation expense of $23 and $36, respectively.

Stock option activity for the fiscal quarter ended April 3, 2010 is as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Outstanding at January 3, 2010	2,963,179	$0.25
Options cancelled	(315,438)	$0.21

Outstanding at April 3, 2010	2,647,741	$0.25	7.23

Vested and expected to vest at April 3, 2010 (1)	2,596,927	$0.25	7.22

Vested at April 3, 2010	2,444,485	$0.25	7.15

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

The total intrinsic value of vested and expected to vest options at April 3, 2010, as well as vested options at April 3, 2010 is $0. The intrinsic value is the difference between the estimated fair value of the Company’s common stock and the exercise price for in-the-money options at April 3, 2010.

The total intrinsic value of options exercised during the fiscal quarters ended April 4, 2009 and April 3, 2010 was not material. The weighted average grant date fair value of options granted during the fiscal quarter ended April 4, 2009 was $0.25. No options were granted or exercised during the fiscal quarter ended April 3, 2010.

As of April 3, 2010, there was $55 of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 2.2 years.

The calculated value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the fiscal quarter ended April 4, 2009:

Expected dividend yield (1)	0%
Risk-free interest rate (2)	1.86%
Expected volatility (3)	83%
Expected life (in years) (4)	6.25

(1)	The Company has no history or expectation of paying cash dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The Company has estimated the volatility of its share price based on the share price volatility of similar publicly-traded entities.

(4)	The expected life of stock options granted is based on historical exercise and cancellation patterns, which the Company believes are representative of future behavior. The expected life represents the period of time that options granted are expected to be outstanding.

As a result of the acquisition of Solaicx by MEMC in July, 2010, all outstanding stock options were settled.

NOTE 8 – INCOME TAXES

The Company recorded a tax provision of $0 representing federal and state income taxes for both fiscal quarters ending April 3, 2010 and April 4, 2009. As of April 3, 2010, the Company had estimated deferred tax assets attributable to federal and state net operating loss carryforwards Of $27,949 and $4,372, respectively. If unused, the net operating loss carryforwards are scheduled to start expiring in 2022 for federal tax purpose and 2012 for state tax purpose.

NOTE 9 – COMMITMENTS

Operating leases - The Company leases its Santa Clara, California facilities under a noncancelable operating lease expiring in October 2011. The Company subleases its Portland, Oregon facilities under an operating sublease expiring in January 2018. The leases require the Company to pay property taxes, common area maintenance and certain other costs in addition to base rent. Under the terms of the Portland sublease, subject to giving written notice of at least 12 months and paying certain amounts specified in the sublease agreement, the Company may elect to terminate the sublease in January 2012.

During fiscal 2008, the Company entered into an agreement with Portland General Electric (“PGE”) whereby PGE added additional capacity to one of its substations in order to satisfy the Company’s forecasted power requirements at its Portland Facility beginning on April 1, 2009. Under this agreement, the Company paid a deposit of $152 in August 2008 and, commencing July 2009, the Company is required to make minimum monthly payments based on the greater of (i) the Company’s actual power consumption, or (ii) a set minimum amount ranging from $20 to $36 through January 2014. This agreement is accounted for as an operating lease.

Payments related to all of the Company’s operating leases were $369 and $264 for the fiscal quarters ended April 3, 2010 and April 4, 2009, respectively. If the Company does not elect early termination of its Portland sublease agreement, future minimum payments under the operating leases as of April 3, 2010 are as follows:

Twelve months period ending March 31,

2011	$1,508
2012	1,397
2013	1,159
2014	1,105
2015	759
Thereafter	2,256

$8,184

NOTE 10 – SUBSEQUENT EVENTS

Effective April 16, 2010, the Company filed its Eighth Amended and Restated Articles of Incorporation (“2010 Articles of Incorporation”) which authorizes the Company to issue 55,000,000 shares of no par value common stock and 45,000,000 shares of no par value convertible preferred stock, of which 2,000,000 are designated Series 1 and 43,000,000 are designated Series 2. Upon the filing of the 2010 Articles of Incorporation, each 21.123229 shares of currently outstanding Series 1 preferred stock converted into one share of Series 1 preferred stock and each 54.098284 shares of currently outstanding shares of common stock converted into one share of common stock.

The significant terms of convertible preferred stock under the 2010 Articles of Incorporation are as follows:

Dividend provisions - The holders of Series 2 preferred stock are entitled to receive, when and if declared by the Board of Directors and in preference to any dividends paid to the holders of Series 1 preferred stock and common stock, noncumulative dividends at a rate of $0.144 per share, per annum, adjustable for certain items such as stock splits and combinations. Subject to the above preferential dividends payable on Series 2 preferred stock, the holders of Series 1 preferred stock are entitled to receive, when and if declared by the Board of Directors and in preference to any dividends paid to the holders of common stock, noncumulative dividends at a rate of $2.112 per share, per annum, adjustable for certain items such as stock splits and combinations. No dividends or other distributions will be made with respect to common stock unless the above preferential preferred stock dividends have been declared and paid.

Liquidation preference - In the event of any liquidation, dissolution or winding up of the Company, the holders of outstanding Series 2 preferred stock shall be entitled to be paid out of any available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of Series 1 preferred stock and common stock, an amount equal to $1.80 per share, plus all declared but unpaid dividends. Upon completion of the liquidation distribution as described above, the holders of outstanding Series 1 preferred stock shall be entitled to be paid out of any available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount equal to $2.592 per share, plus all declared but unpaid dividends. Upon completion of the liquidation distribution to the holders of Series 2 and Series 1 preferred stock, all remaining assets of the Company will be distributed ratably to the holders of convertible preferred and common stock in proportion to the number of shares of common stock owned by each holder, as calculated on an as converted to common stock basis.

Conversion rights - Each outstanding share of Series 1 and Series 2 convertible preferred stock is convertible, at the option of the holder, into shares of common stock at any time after the date of issuance at a conversion rate determined by dividing $1.80 (the Original Issuance Price) by the Conversion Price. The Conversion Price, initially, is equal to the Original Issuance Price, but is subject to future change due to certain events such as stock splits and combinations as described in the 2010 Articles of Incorporation. Each share of each series of preferred stock would have automatically converted into the number of shares of common stock into which such shares were convertible at the then effective conversion rate upon (1) the closing of a public offering of common stock (IPO) at a per share price of at least $5.00 (as adjusted) with gross proceeds of at least $30,000 or (2) the consent of the holders of a majority of the then outstanding shares of preferred stock.

Voting rights - The holders of each share of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares are convertible.

Effective April 19, 2010, all outstanding convertible notes (see Note 5) were amended as follows: (i) 69.9% of the outstanding principal and accrued interest converted into Series 2 preferred stock and (ii) the remaining 30.1% of the outstanding principal and accrued interest was forgiven by the noteholders. In conjunction with the amendment to the convertible notes, the warrant coverage on all the convertible notes was reduced from 30% of the principal amount of the convertible notes to 20.97% of the principal amounts of the convertible notes. As a result of the above, all convertible note principal ($34,302 at April 3, 2010) and accrued interest ($3,778 at April 3, 2010) converted into Series 2 preferred stock at $1.80 per share.

Effective April 19, 2010, the Company completed its Series 2 financing and issued 4,722,224 shares of Series 2 preferred stock in exchange for cash of $8,500.

The Company has evaluated subsequent events from the date of the most recent fiscal year end through September 13, 2010, the date of issuance of the financial statements.